Exhibit 99.1
Synaptics Reports Second Quarter Fiscal 2025 Results

Q2’25 Financial Results and Recent Business Highlights

•Revenue of $267.2 million
•GAAP gross margin of 45.7 percent
•Non-GAAP gross margin of 53.6 percent
•GAAP diluted earnings per share of $0.05
•Non-GAAP diluted earnings per share of $0.92
•Signed a new agreement with Broadcom, accelerating our Edge AI strategy
•Repurchased approximately one million shares for $74.5 million

SAN JOSE, Calif., – February 6, 2025 – Synaptics Incorporated (Nasdaq: SYNA) today reported financial results for its second quarter of fiscal 2025 ended December 28, 2024.

Net revenue for the second quarter of fiscal 2025 was $267.2 million. GAAP net income for the second quarter of fiscal 2025 was $1.8 million, or $0.05 per diluted share. Non-GAAP net income for the second quarter of fiscal 2025 was $36.6 million, or $0.92 per diluted share.

“We delivered another solid quarter, marking our third consecutive quarter of both sequential and year-over-year revenue growth. Core IoT products grew 63% year-over-year in the second quarter—a testament to our leadership in this rapidly expanding market. Additionally, our strategic transaction with Broadcom further strengthens our Core IoT position. This agreement, coupled with our ongoing organic growth, increases my confidence in the company’s long-term growth potential,” said Ken Rizvi, Synaptics’ Interim CEO and Chief Financial Officer.

Business Outlook
Ken Rizvi, added, “We are seeing stable to improving trends in most of our end markets. While the fiscal third quarter is down sequentially due to seasonality, our guidance reflects continued year-over-year growth in our business. Our strong balance sheet and positive cash flow, positions us to capitalize on both organic and inorganic growth opportunities, while also returning capital to shareholders through share buybacks.”

The third quarter fiscal 2025 outlook information provided below is based on the company’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Cautionary Statement Regarding Forward-Looking Statements” section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements.

For the third quarter of fiscal 2025, the company expects:

	GAAP	Non-GAAP Adjustment	Non-GAAP

Revenue	$265M ± $15M	N/A	N/A

Gross Margin*	45.2 percent ± 2.0 percent	$22M ± $1M	53.5 percent ± 1.0 percent

Operating Expense**	$141M ± $3M	$40M ± $1M	$101M ± $2M

Earnings (loss) per share***	($0.47) ± $0.30	$1.32 ± $0.10	$0.85 ± $0.20

*    Projected Non-GAAP gross margin excludes $20.0 to $22.0 million acquisition and integration-related costs and $1.0 million share-based compensation.
**    Projected Non-GAAP operating expense excludes $34.0 to $35.0 million share-based compensation, $1.0 to $2.0 million restructuring costs, and $4.0 million acquisition and integration related costs.
***    Projected Non-GAAP earnings (loss) per share excludes $0.89 to $0.92 share-based compensation, $0.03 to $0.05 restructuring costs, $0.60 to $0.65 acquisition and integration related costs, and ($0.20) other non-cash and Non-GAAP tax adjustments.

Our outlook incorporates the effects of the company’s recent asset acquisition from Broadcom. However, the company has not completed its assessment of the provisional fair values of the assets and liabilities, and therefore, our GAAP outlook does not reflect the impact of any differences between the carrying values and fair values of Broadcom’s assets or liabilities, including share-based compensation and the impact of amortization of any identifiable intangible assets.

Earnings Call and Supplementary Materials
The Synaptics second quarter fiscal 2025 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, February 6, 2025, during which the company may discuss forward-looking information.

Speaker:
•Ken Rizvi, Interim CEO and Chief Financial Officer

To participate on the live call, analysts and investors should pre-register at Synaptics Q2 FY2025 Earnings Call Registration.
https://register.vevent.com/register/BI158a46a65d6743c6b0846d8242dcea87. Supplementary slides, a copy of the prepared remarks, and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s website at https://investor.synaptics.com/.

About Synaptics Incorporated:
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, Veros™ wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-driven wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is the force behind the next generation of technology enhancing how we live, work, and play. Follow Synaptics on LinkedIn, X and Facebook, or visit synaptics.com.

Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition-related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance, as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP Net Income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition and integration-related costs, restructuring costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP Net Income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin, Non-GAAP operating expenses and Non-GAAP operating margin, for similar reasons.
As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:
Acquisition and integration-related costs
Acquisition and integration-related costs primarily consist of:

•amortization of purchased intangibles, which include acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete;
•inventory fair value adjustments affecting the carrying value of inventory acquired in an acquisition;
•transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees; and
•legal and consulting costs directly associated with acquisitions, potential acquisitions and refinancing costs, including non-recurring acquisition related costs and services.

These acquisition and integration-related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition-related items.

Share-based compensation
Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units, performance stock units, phantom stock units and the employee stock purchase plan. Share-based compensation settled with stock, which includes stock options, deferred stock units, market stock units, performance stock units and the employee stock purchase plan, is a non-cash expense, while share-based compensation settled with cash, which includes phantom stock units, is a cash expense. Settlement of all employee equity award programs, whether settled with cash or stock, varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes share-based compensation from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity-linked compensatory awards used by other companies and the varying methodologies and assumptions used.

Intangible asset impairment charge
Intangible asset impairment charge represent the excess carrying value of an indefinite-lived asset over its fair value. The intangible asset impairment charge is a non-cash charge. The company excludes intangible asset impairment charge from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures, reflecting adjustments for intangible asset impairment charge, provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by the intangible asset impairment charge.

Restructuring costs
Restructuring costs are costs incurred to address cost structure inefficiencies of acquired or existing business operations and consist primarily of employee termination, asset disposal and office closure costs, including the reversal of such costs. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies of acquired or existing business operations.

Site remediation accrual
Site remediation accrual represents an update to the estimated future costs associated with the ongoing planning and remediation of a site contamination project from an acquisition. As we evaluate progress on our ongoing remediation effort and as we work with governmental organizations to update our remediation plan to meet the evolving guidelines, we estimate costs associated with plan revisions to determine if our liability has changed. Excluding the site remediation accrual from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with the site remediation accrual.

Legal settlement accruals and other
Legal settlement accruals and other represent our estimated cost of settling legal claims and any obligations to indemnify a counterparty against third party claims that are unusual or infrequent. As a result, the company will exclude these settlement charges from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting an adjustment for settlement charges provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by unusual or infrequent settlement accruals designed to address non-recurring or non-routine costs.

Loss on early extinguishment of debt
Loss on extinguishment of debt represents a non-cash item based on the difference in the carrying value of the debt and the fair value of the debt when extinguished. Loss on early extinguishment of debt is excluded from Non-GAAP results as it is non-cash. Excluding loss on early extinguishment of debt from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with loss on early extinguishment of debt.

Other non-cash items
Other non-cash items include non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Non-GAAP tax adjustments
The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of share-based compensation, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term Non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the company’s current expectations and projections relating to its financial condition, results of operations, including the company’s financial guidance for third quarter fiscal 2025, plans, objectives, future performance and business, including the expected benefits from the transaction with Broadcom. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements are based upon the company’s current expectations or various assumptions. The company’s expectations and assumptions are expressed in good faith, and the company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including risks related to the company’s dependence on its solutions for the Core IoT and Enterprise and Automotive product applications market for a substantial portion of its revenue; the volatility of the company’s net revenue from its solutions for Core IoT and Enterprise and Automotive product applications; the company’s dependence on one or more large customers; the company’s exposure to industry downturns and cyclicality in its target markets; the company’s ability to successfully offer product solutions for new markets; the company’s expectations regarding technology and strategic investments and the anticipated timing or benefits thereof; the company’s ability to execute on its cost reduction initiatives and to achieve expected synergies and expense reductions; the company’s ability to maintain and build relationships with its customers; the company’s dependence on third parties to maintain satisfactory manufacturing yields and deliverable schedule; the company’s indemnification obligations for any third party claims; the uncertainty surrounding macroeconomic factors in the United States, and globally, impacting the supply chain environment, inflationary pressure, workforce reductions, regional instabilities and hostilities (including the conflict in the Middle East), the company’s ability to recruit and retain key personnel, the company’s ability to realize anticipated benefits from the transaction with Broadcom, the company’s ability to grow sales and expand into the serviceable wireless market as expected, and other risks as identified in the “Risk Factors,” “Management’ Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the company’s most recent Annual Report on Form 10-K and the company’s most recent Quarterly Report on Form 10-Q; and other risks as identified from time to time in the company’s Securities and Exchange Commission reports. For any forward-looking statements contained in this press release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the company assumes no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Synaptics and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For more information, please contact:
Munjal Shah
Head of Investor Relations
+1-408-518-7639
munjal.shah@synaptics.com

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 2024	June 2024
ASSETS
Current Assets:
Cash and cash equivalents	$596.1	$876.9
Accounts receivable, net	146.5	142.4
Inventories, net	119.5	114.0
Prepaid expenses and other current assets	28.4	29.0
Total current assets	890.5	1,162.3
Property and equipment, net	75.3	75.5
Goodwill	819.9	816.4
Acquired intangibles, net	242.0	288.4
Deferred tax asset	368.5	345.6
Other non-current assets	131.3	136.8
Total assets	$2,527.5	$2,825.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$84.0	$87.5
Accrued compensation	31.2	27.4
Other accrued liabilities	114.6	156.3
Current portion of long-term debt	—	6.0
Total current liabilities	229.8	277.2
Long-term debt	832.5	966.9
Other long-term liabilities	89.1	114.1
Total liabilities	1,151.4	1,358.2
Stockholders' Equity:
Common stock and additional paid-in capital	1,112.4	1,107.1
Treasury stock	(952.7)	(878.0)
Retained earnings	1,216.4	1,237.7
Total stockholders' equity	1,376.1	1,466.8
Total liabilities and stockholders' equity	$2,527.5	$2,825.0

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December		December
	2024	2023	2024	2023
Net revenue	$267.2	$237.0	$524.9	$474.7
Cost of revenue	145.0	128.0	281.8	258.6
Gross margin	122.2	109.0	243.1	216.1
Operating expenses:
Research and development	83.3	82.0	164.6	168.5
Selling, general, and administrative	49.5	39.7	99.5	82.0
Acquired intangibles amortization (1)	3.8	3.9	7.6	9.4
Restructuring costs (2)	0.8	1.3	15.0	9.3
Total operating expenses	137.4	126.9	286.7	269.2
Operating loss	(15.2)	(17.9)	(43.6)	(53.1)
Interest and other expense, net	(4.3)	(6.1)	(10.2)	(11.5)
Loss on early extinguishment of debt	(6.5)	—	(6.5)	—
Loss before benefit from income taxes	(26.0)	(24.0)	(60.3)	(64.6)
Benefit from income taxes	(27.8)	(15.0)	(39.0)	—
Net income (loss)	$1.8	$(9.0)	$(21.3)	$(64.6)
Net income (loss) per share:
Basic	$0.05	$(0.23)	$(0.54)	$(1.66)
Diluted	$0.05	$(0.23)	$(0.54)	$(1.66)
Shares used in computing net income (loss):
Basic	39.7	39.2	39.7	38.9
Diluted	39.8	39.2	39.7	38.9
(1) These acquisition related costs consist primarily of amortization associated with certain acquired intangible assets.
(2) Restructuring costs primarily include severance related costs associated with operational restructurings.

SYNAPTICS INCORPORATED
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December		December
	2024	2023	2024	2023
GAAP gross margin	$122.2	$109.0	$243.1	$216.1
Acquisition and integration related costs	20.8	14.4	41.6	32.2
Share-based compensation	0.3	1.1	(2.4)	2.2
Non-GAAP gross margin	$143.3	$124.5	$282.3	$250.5
GAAP gross margin - percentage of revenue	45.7%	46.0%	46.3%	45.5%
Acquisition and integration related costs - percentage of revenue	7.8%	6.1%	7.9%	6.8%
Share-based compensation - percentage of revenue	0.1%	0.4%	(0.5%)	0.5%
Non-GAAP gross margin - percentage of revenue	53.6%	52.5%	53.8%	52.8%
GAAP research and development expense	$83.3	$82.0	$164.6	$168.5
Share-based compensation	(15.6)	(15.5)	(30.1)	(30.7)
Non-GAAP research and development expense	$67.7	$66.5	$134.5	$137.8
GAAP selling, general, and administrative expense	$49.5	$39.7	99.5	82.0
Share-based compensation	(18.7)	(12.6)	(34.1)	(29.5)
Acquisition and integration related costs	(1.4)	—	(4.7)	—
Site remediation accrual	—	(1.6)	—	(1.6)
Legal settlement accruals and other	—	—	(2.2)	—
Non-GAAP selling, general, and administrative expense	$29.4	$25.5	$58.5	$50.9
GAAP operating loss	$(15.2)	$(17.9)	$(43.6)	$(53.1)
Acquisition and integration related costs	26.0	18.3	53.9	41.6
Share-based compensation	34.6	29.2	61.8	62.4
Legal settlement accruals and other	—	—	2.2	—
Restructuring costs	0.8	1.3	15.0	9.3
Site remediation accrual	—	1.6	—	1.6
Non-GAAP operating income	$46.2	$32.5	$89.3	$61.8
GAAP net income (loss)	$1.8	$(9.0)	$(21.3)	$(64.6)
Acquisition and integration related costs	26.0	18.3	53.9	41.6
Share-based compensation	34.6	29.2	61.8	62.4
Restructuring costs	0.8	1.3	15.0	9.3
Site remediation accrual	—	1.6	—	1.6
Legal settlement accruals and other	—	—	2.2	—
Loss on early extinguishment of debt	6.5	—	6.5	—
Other non-cash items	0.6	0.7	1.2	1.3
Non-GAAP tax adjustments	(33.7)	(19.6)	(50.2)	(8.8)
Non-GAAP net income	$36.6	$22.5	$69.1	$42.8
GAAP net income (loss) per share	$0.05	$(0.23)	$(0.54)	$(1.66)
Acquisition and integration related costs	0.65	0.47	1.36	1.07
Share-based compensation	0.87	0.74	1.56	1.60
Restructuring costs	0.02	0.03	0.38	0.24
Site remediation accrual	—	0.04	—	0.04
Legal settlement accruals and other	—	—	0.06	—
Loss on early extinguishment of debt	0.16	—	0.16	—
Other non-cash items	0.02	0.02	0.03	0.03
Non-GAAP tax adjustments	(0.85)	(0.50)	(1.26)	(0.23)
Share adjustment	—	—	(0.02)	—
Non-GAAP net income per share - diluted	$0.92	$0.57	$1.73	$1.09

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	December
	2024	2023
Net loss	$(21.3)	$(64.6)
Non-cash operating items	97.3	128.3
Changes in working capital	(64.6)	20.9
Net cash provided by operating activities	11.4	84.6

Acquisition of business, net of cash and cash equivalents acquired	(0.8)	—
Purchase of intangible assets	—	(13.5)
Purchases of short-term investments	—	(16.6)
Advance payment on intangible assets	—	(116.5)
Net proceeds from maturities and sales of short-term investments and other	—	23.9
Purchases of property and equipment	(13.8)	(17.1)
Net cash used in investing activities	(14.6)	(139.8)

Proceeds from issuance of convertible senior notes, net of issuance costs	439.5	—
Payment of debt issuance costs on convertible senior notes and revolving credit facility	(4.4)	—
Payments for capped call transactions related to the convertible senior notes	(49.9)	—
Repurchases of common stock, excluding excise taxes	(74.5)	—
Equity compensation, net	(6.6)	(21.1)
Repayment of debt	(583.5)	(4.5)
Other	1.2	1.7
Net cash used in financing activities	(278.2)	(23.9)
Effect of exchange rate changes on cash and cash equivalents	0.6	0.5
Net decrease in cash and cash equivalents	(280.8)	(78.6)
Cash and cash equivalents, beginning of period	876.9	924.7
Cash and cash equivalents, end of period	$596.1	$846.1